EXHIBIT 10.5



                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), effective as of the _____ day of ___________, 2003, by and between NEW FRONTIER ENERGY, INC., a Colorado corporation with its principal place of business located at 5525 Erindale Dr., Suite 201, Colorado Springs, CO 80918 (hereinafter referred to as "Company" or "Employer") and _______________ (hereinafter referred to as the "Employee").


                                    RECITALS

     NOW THEREFORE, in consideration of the Recitals and the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, the parties hereby accept employment on the terms and conditions hereinafter set forth.

     1. Term. Subject to the provisions for termination hereinafter provided, the initial one (1) year term of this Agreement shall commence on _____________, 2003 and terminate on ___________, 2004, and shall continue thereafter on a year to year basis unless terminated by the Company by delivery of written notice to the Employee not later than sixty (60) days prior to the date for termination as indicated in said notice.

     2. Compensation and Performance Review.

     a) For all services rendered by the Employee under this Agreement, commencing _________, 2003, the Company shall be obligated to pay the Employee a salary of $__________ per month, payable in accordance with the Employer's regular payroll procedure.

     b) At the end of every yearly period after the commencement of the term of this agreement, the Company shall grant the Employee a performance and salary review for the purposes of gauging the performance of the Employee for the preceding year and adjusting the salary of the Employee hereunder looking to the results of such review and the Company's financial progress, among other things, as guides in such adjustments; provided, however, compensation payable to the Employee pursuant to this provision shall in no event be reduced from that fixed by Subparagraph (a) in this Section 2.

     3. Duties. Employee is engaged as the _____________ and ____________ of the Company. In such capacity, Employee shall exercise detailed supervision over the operations of the Company subject, however, to control by the Board of Directors. The Employee shall perform all duties incident to the title of President and such other duties as from time to time may be assigned to him by the Board of Directors.

     4. Best Efforts of Employee. Employee shall devote such productive time, ability, and attention to the business of Employer during the term of this agreement, as employee deems necessary to accomplish the duties of the office.

The Employee shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from his pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such services shall be rendered at such other place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require. Employer understands that employee has other commitments and will not function exclusively as employer's employee; however, it is expected that the employee will devote significant time to the business or the employer.

     5. Working Facilities. The Employee shall be furnished with all such facilities and services suitable to his position and adequate for the performance of his duties.

     6. Expenses. The Employee is authorized to incur reasonable expenses for promoting the business of the Company, including his out-of-pocket expenses for entertainment, travel and similar items. The Company shall reimburse the Employee for all such expenses on the presentation by the Employee, from time to time, of an itemized account of such expenditures in accordance with the guidelines set forth by the Internal Revenue Service for travel and entertainment.

     7. Benefits. The Employee shall be entitled to receive any and all health, insurance, disability or any other benefit, if and when a plan is adopted by the Board of Directors for the benefit of its employees.

     8. Vacation. The Employee shall be entitled each year to a vacation of a reasonable amount during which time his compensation shall be paid in full.

     9. Disability.

     a) Should the Employee, by reason of illness or incapacity, be unable to perform his job for a period of up to and including a maximum of two (2) months, the compensation payable for and during such period under this Agreement shall be unabated. The Board of Directors shall have the right to determine the incapacity of the Employee for the purposes of this provision, and any such determination shall be evidenced by its written opinion delivered to the Employee. Such written opinion shall specify with particularity the reasons supporting such opinion and be manually signed by at least a majority of the Board. Should the Board of Directors determine the Employee incapable of the performance of his duties, the Employee's compensation thereafter shall be reduced to zero.

     b) The Employee shall receive full compensation upon his return to employment and regular discharge of his full duties hereunder. Should the Employee be absent from his employment for whatever cause for a continuous period of more than 180 calendar days, the Company may terminate this Agreement and all obligations of the Company hereunder shall cease upon such termination.

     10. Termination.

     a) The Company may terminate this Agreement with cause at any time with immediate notice to the Employee thereof, and such notice having been given, this Agreement shall terminate in accordance therewith. For the purpose of this section, "cause" shall be defined as meaning such conduct by the Employee which constitutes in fact and/or law a breach of fiduciary duty or felonious conduct having the effect, in the opinion of the Board of Directors, of materially adversely affecting the Company and/or its reputation.

     b) The Company may terminate this Agreement without cause by giving sixty
(60) days written notice to the Employee, and such notice having been given, this Agreement shall terminate in accordance therewith. In the event Employer elects to relieve Employee of his duties hereunder for any reason other than those specifically enumerated herein, then and in that event, it may do so, but Employee shall continue to be entitled to one year's severance pay and benefits otherwise payable to Employee hereunder.

     c) The Employee may terminate this Agreement without cause by giving sixty
(60) days written notice to the Company, and such notice having been given, this Agreement shall terminate in accordance therewith.

     11. Notices. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company:

                  New Frontier Energy, Inc.
                  5525 Erindale Dr.
                  Suite 201
                  Colorado Springs, CO 80918

and in the case of the Employee:

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     12. Confidential Information. During the term of this Agreement, the Employee will have access to certain confidential information and materials, including but not limited to oil and gas property and lease information, originated by the Company or disclosed to the Company by others under agreements to hold the same confidential ("Confidential Information"). Confidential Information further includes, but is not limited to, all technical, engineering, property and lease information, financial, business practices, customer lists, customer identities and commercial information heretofore or hereafter disclosed or transmitted by the Company in any form and manner to the Employee or otherwise received by the Employee, whether orally or in writing. Employee acknowledges that Employee shall not either directly or indirectly use, disclose or communicate to any person or entity any Confidential Information for any purpose at all whether during or after the term of this Agreement, except to the extent any such information becomes generally known to the public through no fault of Employee. Furthermore, the terms of this provision survive the Term of this Agreement, or any termination thereof.

     13. Remedies. Employee acknowledges that any failure to carry out an obligation under this Agreement, or a breach by the Employee of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. Employee also understands that other actions may be taken and remedies enforced against the Employee, including termination of any other agreements the Employee may have with the Company.

     14. Entire Agreement. This Agreement contains the entire agreement between the Company and the Employee, regarding employment of the Employee. This Agreement shall not be modified except by written agreement signed by both parties.

     15. Headings. The subject headings of the articles and sections contained in this Agreement are included for convenience purposes only and shall not control or affect the meaning, construction or interpretation of any provision hereof.

     16. Assigns. This Agreement shall be binding upon the Company and Employee, their respective heirs, executors, legal representatives, successors and assigns.

     17. Waiver and Severability. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing. Should any provision of this Agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration.

     18. Arbitration. Any dispute regarding the subject matter of this Agreement shall be resolved by binding arbitration to be conducted by an arbitration association upon mutual written agreement of the parties. The prevailing party shall be entitled to an award of attorney's fees, costs and expenses. The award may be converted to an order of a court of competent jurisdiction, and each party voluntarily submits to personal jurisdiction in the federal and state courts located in Colorado. Notwithstanding the aforementioned, the Company shall be entitled to seek injunctive relief for violation of the provisions of
Section 12 herein, as provided in Section 13 herein.

     19. Counterparts. This Agreement may be executed in several counterparts, and as to executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all parties are not signatory as to other original or the same counterpart. Facsimile signatures are acceptable.

     20. Time. Time is of the essence.

     21. Governing Law. This Agreement shall be construed under the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

THE COMPANY:                                 THE EMPLOYEE:

NEW FRONTIER ENERGY, INC.


By:
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